EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Soellingen Advisory Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, William D. Webb, Jr., Principal Financial Officer, certify to the best of my knowledge that:

(i)	the accompanying Report complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Soellingen Advisory Group, Inc.

Date: November 14, 2014	By:	/s/ William D. Webb, Jr.
William D. Webb, Jr.
Principal Financial Officer